Exhibit 99.1

Westrock Coffee Company Announces Closing of
$50 Million Delayed Draw Term Loan Facility

LITTLE ROCK, February 14, 2023 (BUSINESS WIRE) – Westrock Coffee Company (NASDAQ: WEST) (“Westrock Coffee” or the “Company”), a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider to the retail, foodservice and restaurant, convenience store and travel center, non-commercial, CPG, and hospitality industries, today announced the closing of an amendment to the Company’s existing $350 million credit agreement that established a new class of incremental term loan commitments in the form of a senior secured delayed draw term loan credit facility (the “DDTL Facility” and any term loans under such DDTL Facility, the “Delayed Draw Term Loans”) in the aggregate principal amount of $50 million.

The interest rates under the DDTL Facility are the same as the interest rates with respect to the initial term loans under the existing credit agreement, and the commitment fees applying to the unused portion of the DDTL Facility are the same as the commitment fees with respect to the revolving facility under the existing credit agreement. Any Delayed Draw Term Loans funded under the DDTL Facility will mature on August 29, 2027 and will otherwise be subject to the same terms as the initial term loans under the existing credit agreement.

Chris Pledger, Chief Financial Officer, said “We appreciate the strong support of our lenders to complete this transaction. This now larger credit facility provides the Company with increased financial flexibility as we pull forward production capabilities at our Extract and Ready to Drink Facility in Conway, Arkansas, and gives us more dry powder as we continue to execute our growth strategy over the coming years.”

The transaction was completed through the Company’s existing bank syndicate led by Wells Fargo.

About Westrock Coffee Company:

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the U.S., providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, foodservice and restaurant, convenience store and travel center, non-commercial, CPG, and hospitality industries around the world. With offices in 10 countries, the Company sources coffee and tea from 35 origin countries. For more information, please visit www.investors.westrockcoffee.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the timing and benefits of the build-out of the Company's Conway, Arkansas manufacturing facility and distribution center, the plans, objections, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof, and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or has difficulty successfully integrating acquired companies; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas manufacturing facility and distribution center; the loss of significant customers; and those factors discussed in Westrock Coffee’s registration statement on Form S-1, which was deemed effective by the United States Securities and Exchange Commission (the “SEC”) on December 21, 2022, under the heading “Risk Factors”, and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

ICR for Westrock Coffee: Westrock@icrinc.com

Investor Contact:

ICR for Westrock Coffee: WestrockCoffeeIR@icrinc.com

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